UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2014

CIRCLE STAR ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53868 (Commission File Number)	30-0696883 (IRS Employer Identification No.)

7065 Confederate Park Road, Suite 102
Fort Worth, Texas  76108
(Address of principal executive offices)(Zip Code)

(817) 744-8502
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02          Unregistered Sales of Equity Securities.

On March 6, 2014, the registrant authorized the issuance of a total of 7,758,621 restricted shares of its common stock for the following:
•	4,310,345 shares to S. Jeffrey Johnson for a bonus of $50,000, including a tax gross-up adjustment of 25%;
•	3,103,448 shares to Jayme Wollison for accrued salary of $135,500, which is being settle for $45,000; and
•	344,828 shares to an employee of the registrant for a bonus of $5,000.

All of the shares were valued at $0.0145, being the closing price of the shares on March 6, 2014.

The registrant relied upon the exemption from registration contained in Section 4(2) of the Securities Act, as these persons were deemed to be sophisticated with respect to the investment in the securities due to their financial condition and involvement in the registrant’s business and had access to the kind of information which registration would disclose.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCLE STAR ENERGY CORP.
(Registrant)

March 7, 2014	By:	/s/ S. Jeffrey Johnson
S. Jeffrey Johnson
Chief Executive Officer